EX-28.o.4

Certificate of the Secretary of
DFA Investment Dimensions Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by The Boards of Directors/Trustees of DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Emerging Markets Value Fund (the “Trusts”) on June 23, 2021, appointing and authorizing David G. Booth and certain designated officers of the Trusts to act as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below, relating to the Trusts’ registration statements on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Trusts as investment companies and the sale of shares by the Trusts, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings, and that such resolution remains in effect on the date hereof:

RESOLVED, that the revised Powers of Attorney, substantially in the forms presented at this Meeting, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the Dimensional Funds, by execution of such documents on behalf of each Director/Trustee and certain designated officers of the Dimensional Funds, are hereby approved, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney, and the execution of such Powers of Attorney by each Director/Trustee and designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of July 15, 2021.

DFA Investment Dimensions Group Inc. The DFA Investment Trust Company Dimensional Emerging Markets Value Fund

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary